UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Virginia Commerce Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGINIA COMMERCE BANCORP, INC.

5350 Lee Highway

Arlington, Virginia  22207

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 30, 2008

To the Stockholders:

                The Annual Meeting of Stockholders of Virginia Commerce Bancorp, Inc. (the “Company”) will be held at:

The Washington Golf & Country Club

3017 North Glebe Road

Arlington, Virginia 22207

on April 30, 2008 at 4:00 p.m. for the following purposes:

(1)                  To elect eight (8) directors to serve until their successors are duly elected and qualified;

(2)                  To amend the Company’s Employee Stock Purchase Plan to extend the term of the plan to June 2013;

(3)                  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

                Stockholders of record as of the close of business on March 7, 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Robert H. L’Hommedieu
Secretary

March 21, 2008

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person.  No postage is required if mailed in the United States in the enclosed envelope.  If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

VIRGINIA COMMERCE BANCORP, INC.

5350 Lee Highway

Arlington, Virginia 22207

ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

INTRODUCTION

                This proxy statement is being sent to stockholders of Virginia Commerce Bancorp, Inc., a Virginia corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 4:00 p.m. on April 30, 2008, and at any adjournment or postponement of the meeting.  The purposes of the meeting are:

(1)                  electing eight (8) directors to serve until their successors are duly elected and qualified;

(2)                  amending the Company’s Employee Stock Purchase Plan to extend the term of the plan to June 2013;

(3)                  transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

                The meeting will be held at:

The Washington Golf & Country Club

3017 North Glebe Road

Arlington, Virginia 22207

                This proxy statement and proxy card are being sent to stockholders of the Company on or about March 21, 2008.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, which includes our audited financial statements, also accompanies this proxy statement.

VOTING RIGHTS AND PROXIES

Voting Rights

                Only stockholders of record at the close of business on March 7, 2008, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.  On that date, there were 24,121,923 shares of our common stock, par value $1.00 per share, outstanding.  At March 7, 2008, the outstanding common stock was held by approximately an aggregate of 3,235 beneficial stockholders, including 585 stockholders of record. The common stock is the only class of the Company’s stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders. Stockholders do not have the right to cumulate votes in the election of directors.  The presence at the meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

Proxies

                Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the stockholder giving the proxy.  In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors. Management does not know of any matters other than those described in this proxy statement that will be brought before the meeting.  If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

                The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of stockholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

                It is important that you vote.  If your shares are held in street name, your bank or broker may not vote your shares unless you provide them with voting instructions.

                Please sign, date, mark and promptly return the enclosed proxy in the postage-paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

•                  by granting a later proxy with respect to the same shares; or

•                  by sending written notice to Peter A. Converse, Chief Executive Officer of the Company, at the address noted above, at any time prior to the proxy being voted; or

•                  by voting in person at the meeting.

                Attendance at the meeting will not, in itself, revoke a proxy.  If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting.  Please see the voting form provided by your bank or broker for additional information regarding the voting of your shares.

                Many stockholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check the voting form or instructions provided by their record holder to see which options are available. Stockholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder. To revoke a proxy previously submitted electronically, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.  The cost of this proxy solicitation is being borne by the Company.  In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.  The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation, with the solicitation of proxies, although it may do so if deemed appropriate.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Securities Ownership of Directors and Officers

                The following table sets forth certain information as of March 7, 2008 concerning the number and percentage of shares of the Company’s common stock beneficially owned by its directors, nominees for director, the executive officers who are not members of the Board of Directors, the compensation of whom is disclosed in this proxy statement, and by its directors and all executive officers as a group. In addition, the table includes information with respect to persons known to the Company who own or may be deemed to own more than five percent of the Company’s stock as of March 7, 2008. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.  The Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company’s common stock.  Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

Directors and Nominees for Director:	Number of Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)
Leonard Adler, Director	649,724	(2)	2.68%
Michael G. Anzilotti, Director and President of the Company	51,721	(3)	0.21%
Peter A. Converse, Director and Chief Executive Officer of the Company, President and Chief Executive Officer of the Bank	896,083	(4)	3.67%
W. Douglas Fisher, Chairman of the Board of Directors	646,367	(5)	2.67%
David M. Guernsey, Vice Chairman of the Board of Directors	259,460	((6)	1.07%
Robert H. L’Hommedieu, Director and Secretary	823,125	(7)	3.41%
Norris E. Mitchell, Director	994,333	(8)	4.12%
Arthur L. Walters, Vice Chairman of the Board of Directors 4141 N. Henderson Road Arlington, Virginia 22203	2,878,879	(9)	11.93%
Executive Officers Who Are Not Directors:
Richard B. Anderson, Jr., Executive Vice President, CLO	189,075	(10)	0.78%
William K. Beauchesne, Executive Vice President, CFO	106,720	(11)	0.44%
Steven A. Reeder, Executive Vice President, Retail	14,696	(12)	0.06%
All directors and executive officers as a group (13 persons)	7,568,238	(13)	30.21%
Other 5% Stockholders
Baron Capital Group, Inc. Ronald Baron 767 Fifth Avenue New York, New York 10153	1,423,540	(14)	5.90%

(1)

Based on 24,121,923 shares outstanding as of March 7, 2008, except with respect to individuals holding options to acquire common stock exercisable within sixty days of March 7, 2008, in which event represents percentage of shares issued and outstanding as of March 7, 2008 plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 7, 2008 plus the number of such options held by all such persons as a group.

(2)	Includes presently exercisable options to acquire 89,501 shares of common stock and 180,121 shares held by Adler NN, LLC, over which Mr. Adler has sole voting power.
(3)	Includes presently exercisable options to acquire 34,785 shares of common stock and 3,136 shares held jointly by Mr. Anzilotti and his wife, over which they share voting and investment power.
(4)	Includes presently exercisable options to acquire 311,812 shares of common stock.
(5)	Includes presently exercisable options to acquire 61,891 shares of common stock and 365,290 shares held jointly by Mr. Fisher and his wife, over which they share voting and investment power.
(6)

Includes presently exercisable options to acquire 81,501 shares of common stock and 9,332 shares held by Guernsey Office Products, Inc., of which Mr. Guernsey is Chief Executive Officer and principal shareowner.

(7)	Includes presently exercisable options to acquire 32,312 shares of common stock.
(8)	Includes presently exercisable options to acquire 1,760 shares of common stock.
(9)

Includes presently exercisable options to acquire 1,100 shares of common stock and 2,249,207 shares held jointly by Mr. Walters and his wife over which they share voting and investment power, and 416,648 shares held by C.W. Cobb and Associates, of which Mr. Walters is President.

(10)	Includes presently exercisable options to acquire 152,356 shares of common stock.
(11)	Includes presently exercisable options to acquire 98,987 shares of common stock.
(12)	Includes presently exercisable options to acquire 14,135 shares of common stock.
(13)	Includes presently exercisable options to acquire 929,318 shares of common stock.
(14)

Includes 1,388,500 shares held by BAMCO Inc. and 35,040 shares held by Baron Capital Management, Inc. which are subsidiaries of Baron Capital Group, Inc., of which Mr. Baron owns a controlling interest and is Chairman and Chief Executive Officer.

PROPOSAL 1 - ELECTION OF DIRECTORS

                Eight (8) directors will be elected at the meeting for a one year period until the 2008 Annual Meeting of Stockholders and until their successors have been elected and qualified.  Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below.  Each nominee has indicated a willingness to serve if elected.  However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.  Each of the nominees for election as director currently serves as a director.  The Board of Directors has determined that each director other than Mr. Converse and Mr. Anzilotti is an “independent director” as that term is defined in Rule 4200(a)(15) of The NASDAQ Stock Market (the “NASDAQ”).  In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business and the arrangements which are disclosed under “Transactions with Related Parties” in this proxy statement.

                Vote Required and Recommendation of the Board of Directors.  Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received.  The Board of Directors recommends that stockholders vote FOR each of the nominees for election to the Board of Directors.

Nominees for Election as Directors

Name and Age(1)	Position	Principal Occupation During Past Five Years	Director Since(2)
Leonard Adler, 72	Director	Chairman of the Board, Adler Financial Group (real estate and investments); Principal, Total Crafts (retail craft chain)	1998(3)
Michael G. Anzilotti, 58	Director and President of the Company	President of the Company (July 2004 to present); President and CEO of First Virginia Bank - Northern Virginia (1995 to 2003)	2004
Peter A. Converse, 57	Director and CEO of the Company; President and CEO of the Bank	President and CEO of the Bank (January 1994 to present); Senior Vice President/Chief Lending Officer, Federal Capital Bank (March 1992 to December 1993); Senior Vice President, Bank of Maryland (October 1990 to March 1992); Executive Vice President/Chief Lending Officer, Century National Bank (May 1986 to July 1990)	1994
W. Douglas Fisher, 70	Chairman of the Board	Retired - Vice President and founder, Aztech Corp. (computer systems) 1969 to 1990 and 1992-1997; Vice President, Executive Systems, Inc. (computer systems) (1990 to 1992)	1988
David M. Guernsey, 60	Vice Chairman of the Board	Principal shareowner and Chief Executive Officer, Guernsey Office Products, Inc.	1988
Robert H. L’Hommedieu, 81	Director and Secretary	Retired, Vice President and founder, Hess, Egan, Hagerty and L’Hommedieu, Inc. (insurance brokerage) (1974 through 1991)	1988
Norris E. Mitchell, 71	Director	Co-Owner, Gardner Homes Realtors	1988
Arthur L. Walters, 88	Vice Chairman of the Board	Owner and President, TransAmerican Bankshares and various affiliates; President, C. W. Cobb and Associates, Inc., (mortgage bankers); co-owner of various real estate development and management companies	1993

(1)          As of March 7, 2008.

(2)          The Company became the holding company for Virginia Commerce Bank (the “Bank”), the Company’s wholly owned subsidiary, on December 22, 1999. The date of commencement of service shown includes service prior to December 23, 1999 as director of the Bank.

(3)          Mr. Adler was appointed to the Board of Directors of the Bank effective January 1998.  He previously served as a member of the Board of Directors of the Bank from 1989 to 1991.

Committees, Meetings and Procedures of the Board of Directors

                Meetings. The Board of Directors of the Company met twelve (12) times during 2007. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors of the Company and by all committees on which such members served during the 2007 fiscal year or any portion thereof.

                Audit Committee. The Board of Directors has a standing Audit Committee, which is a joint committee of the Company and the Bank. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and the evaluation of the Company’s internal controls and accounting procedures. It also periodically reviews audit reports with the Company’s independent auditors. The Audit Committee is currently comprised of Messrs. Fisher, L’Hommedieu and Mitchell. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by NASDAQ for audit committee members in Rule 4350(d)(2)(A). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.vcbonline.com. During the 2007 fiscal year, the Audit Committee met four (4) times. The Board of Directors has determined that Mr. Mitchell is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

                The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company’s auditors to the extent permitted by law. Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

                Nominations. The Board of Directors does not have a standing Nominating Committee. It is the policy of the Board of Directors that all members of the Board of Directors who are independent within the meaning of NASDAQ Rule 4200(a)(15) participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors and the determination and evaluation of potential candidates for nomination as director. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company’s website at www.vcbonline.com.

                With the exception of Mr. Converse, who, in accordance with the law then applicable to the Bank, was appointed as a director of the Bank when he became President in 1994, Mr. Adler, who became a director of the Bank shortly after its organization and returned to the Board in 1998, and Mr. Anzilotti, who was appointed a director when he became President of the Company in 2004, each of the directors of the Company was an original, or early, director of the Bank. To date, the operations and management of the Company have not required the expansion of the Board of Directors, and as such, the Board has not developed a formal policy for the identification or evaluation of nominees. In general, if the Board determined that expansion of the Board or replacement of a director was necessary or appropriate, the Board expects that it would review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Board would review any special expertise, for example, expertise that qualify a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

                The Board of Directors, or those directors performing the nominating function, will consider director candidates nominated by stockholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by stockholders will be evaluated based on the same criteria described above. Stockholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a stockholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.

                Compensation. The Personnel and Compensation Committee (the “Compensation Committee”), composed of all the directors of the Company who are “independent directors” within the meaning of NASDAQ Rule 4200(a)(15), is responsible for the adoption of the Company’s personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel, as well as the salary and compensation of all executive officers. The Compensation Committee is also responsible for annually nominating the officers of the Company, evaluating the performance thereof and recommending the grant of stock options under the Company’s 1998 Stock Option Plan. The Compensation Committee has sole responsibility for making the determinations on salary, bonus and other compensation matters for executive officers. During the 2007 fiscal year, the Compensation Committee met one (1) time. The Compensation Committee does not have a charter. See further information on compensation below under “Executive Officer Compensation and Certain Transactions.”

                Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive office serving as a member of the Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectibility or other unfavorable features, no member of the Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.

                Stockholder Communications. Company stockholders who wish to communicate with the Board of Directors or an individual director can write to Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia 22207, Attention: Lynda Cornell, Assistant to the Chief Executive Officer. Your letter should indicate that you are a stockholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

                Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of stockholders in order to show their support for the Company and to provide an opportunity for stockholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of stockholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s directors attended the 2007 annual meeting of stockholders.

Audit Committee Report

                The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process.

                The Audit Committee has:

                (1) reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K;

                (2) discussed with Yount, Hyde & Barbour, P.C., the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, , Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and; and

                (3) received the written disclosures and letter from Yount, Hyde & Barbour, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with the auditor’s independence.

Members of the Audit Committee

Robert H. L’Hommedieu, Chairman
W. Douglas Fisher
Norris E. Mitchell

Director Compensation

                The following table sets forth information regarding compensation paid to non-employee directors during the fiscal year ended December 31, 2007.

Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	All Other Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	Total
Leonard Adler	$48,000	$7,940	—	—	$55,940
W. Douglas Fisher	$48,000	$7,940	—	—	$55,940
David M. Guernsey	$48,000	$7,940	—	—	$55,940
Robert H. L’Hommedieu	$48,000	$7,940	—	—	$55,940
Norris E. Mitchell	$48,000	$7,940	—	—	$55,940
Arthur L. Walters	$48,000	$7,940	—	—	$55,940

(1)          Represents the amount of expense recognized in 2007 with respect to option awards for financial reporting purposes.  The grant date fair value of the 2007 option awards for each director was $18,885.  Please refer to note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2007 for a discussion of the assumptions used in calculating the grant date fair value.

(2)          At December 31, 2007, the non-employee directors had outstanding option awards, vested and unvested, to purchase shares of common stock as follows: Mr. Adler - 93,741 shares; Mr. Fisher - 66,131 shares; Mr. Guernsey - 85,741 shares; Mr. L’Hommedieu - 36,552 shares; Mr. Mitchell - 6,000 shares and Mr. Walters - 5,340 shares.

                During the fiscal year ended December 31, 2007, the directors received an aggregate of $336,000 for attendance at meetings of the Board of Directors of the Company and the Bank.  All directors other than Mr. Anzilotti were entitled to receive $4,000 monthly for attendance at Board and committee meetings. Mr. Anzilotti is not entitled to receive fees for his service as a director.  Mr. Converse receives payment of cash fees for Board service, which are reflected in the Summary Compensation Table under “All Other Compensation.”

                Additionally, in January 2007, each of the six outside directors was granted options to purchase 2,200 shares of common stock, at an exercise price of $17.59 per share, as adjusted for a 10% dividend paid in May 2007.  In April 2007, each of the six outside directors were also granted options to purchase 500 shares of common, at an exercise price of $19.00 per share, as adjusted for a 10% dividend paid in May 2007.  The options vest in five equal annual installments commencing on the first anniversary of the date of grant, and have a term of 10 years from the date of grant. The directors receive no separate compensation for attendance at committee meetings.  Directors are currently entitled to receive a fee of $4,000 per month for attendance at all board and committee meetings. In January 2008, each of the six outside directors was granted options to purchase 6,000 shares of common stock, at an exercise price of $11.74 per share, vesting in five annual installments commencing on the first anniversary of the grant date and having a ten-year term from the date of grant.  The grant date fair value of the 2008 option awards for each director was $27,180.

                Outside directors are entitled to defer all or a portion of their fees pursuant to the Company’s Deferred Compensation Plan discussed below. No director, other than Mr. Walters, deferred any fees in 2007 under the plan.  The Company does not maintain any non-equity incentive plans or compensation programs, or defined benefit retirement plans, for directors.

Executive Officers Who Are Not Directors

                The following information is provided with respect to the current executive officers of the Company who are not directors.

Name	Age	Position
Richard B. Anderson, Jr.	53	Executive Vice President and Chief Lending Officer
William K. Beauchesne	51	Executive Vice President and Chief Financial Officer
Patricia M. Ostrander	41	Executive Vice President - Human Resources
John P. Perseo, Jr.	62	Executive Vice President - Operations & Technology
Steven A. Reeder	41	Executive Vice President - Retail Banking

                Richard B. Anderson, Jr. - Mr. Anderson, Executive Vice President and Chief Lending Officer of the Bank, joined Virginia Commerce Bank in May 1996.  Prior to joining the Bank, Mr. Anderson was a Senior Vice President and Senior Commercial Loan Officer at Allegiance Bank, N.A., Bethesda, Maryland, (March 1987 to April 1996). Mr. Anderson has over 31 years of managerial, administrative and operational lending experience.

                William K. Beauchesne - Mr. Beauchesne, Executive Vice President and Chief Financial Officer of the Bank, joined the Bank in August 1995.  Prior to joining the Bank, Mr. Beauchesne served as Chief Operations Officer and Director of Metropolitan Bank for Savings, FSB, Arlington, Virginia (November 1986 to May 1993).  Mr. Beauchesne has over 32 years of accounting, operations and financial management experience in the banking industry.

                Patricia M. Ostrander - Ms. Ostrander, Executive Vice President - Human Resources, joined the Bank in May 1994 as Loan Administration Officer.  Prior to joining the Bank, Ms. Ostrander was a Loan Administration Officer at Tysons National Bank, McLean, Virginia (December 1992 to April 1994).  Ms. Ostrander has over 19 years of managerial, administrative and operational lending experience in the banking industry.

                John P. Perseo, Jr. - Mr. Perseo, Executive Vice President - Operations and Technology, joined the Bank in April 2005 as Senior Vice President - Information Technology, and assumed his current title in January 2006.  Prior to joining the Bank, Mr. Perseo served as Senior Vice President, IT Application Development, at First Virginia Bank — Northern Virginia, from 1999 until its merger with BB&T in 2004 and Project Manager, at Management Technology Inc. from 2004 until 2005.  Mr. Perseo has over 35 years of experience in banking technology and operations.

                Steven A. Reeder - Mr. Reeder, Executive Vice President - Retail Banking, joined the Bank in June 2005. Prior to joining the Bank, Mr. Reeder served as Senior Vice President and Retail Banking Manager for BB&T’s branch network in Loudoun, Prince William, Stafford, and Spotsylvania counties. He served in a similar capacity with First Virginia Bank - Northern Virginia from 2001 until its merger with BB&T in 2003. Mr. Reeder has over 19 years of retail experience in the banking industry.

EXECUTIVE OFFICER COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Disclosure and Analysis

                In this Compensation Disclosure and Analysis (“CD&A”), we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned or paid in 2007 to Mr. Converse, the Chief Executive Officer of the Company, Mr. Beauchesne, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2007, referred to as our “named executive officers.”

Compensation Objectives

                The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to the achievement of measurable Company and individual performance objectives, thereby aligning the executive’s incentive with maintaining and increasing stockholder value.  We attempt to achieve these objectives through compensation plans that tie a substantial portion of our named executive officers’ overall compensation to our financial performance. Our compensation philosophy is to reward our executives with compensation at market competitive rates, while rewarding outstanding bank performance with above-average total compensation.

                During 2006, the Compensation Committee engaged the services of Clark Consulting (“Clark”) to review executive compensation at the Company and to recommend potential improvements regarding existing practices. The Compensation Committee requested Clark’s review, as an objective third party, to summarize issues relative to topics such as competitive executive compensation and incentive practices with the intent to identify appropriate compensation levels. The review utilized 2006 proxy data for a custom peer group of 20 publicly traded banks(1), the selection of which was based upon similarities in asset size, geographic location, and performance. The executive compensation paid in 2005 for this proxy peer group then was increased 4%, to reflect general market movement in executive compensation from 2005 to 2006, and to provide therefore a more current comparison to the Company. In comparing 2005 year-end financial information filed with the 2006 proxies, it was found that the Company’s performance was higher than that of its peers, with the majority of the Company’s financial measures above the 75th percentile of the peer group. Therefore, based on our review of this peer group information, we believe that our executive compensation is in line with our compensation philosophy as stated above.   Due to changes made to executive compensation in January 2007 based on Clark’s review and recommendation that proxy peer group information need only be reviewed every two years, the Committee did not feel it necessary to engage a new study for determining executive compensation for 2008.

(1)                                  Sterling Financial Corporation (SLFI), TrustCo Bank Corp NY (TRST), U.S.B. Holding Co., Inc. (UBH), Capital City Bank Group, Inc. (CCBG), Sandy Spring Bancorp, Inc. (SASR), City Holding Company (CHCO), Security Bank Corporation (SBKC), Hudson Valley Holding Corp. (HUVL), First Indiana Corporation (FINB), Tompkins Trustco, Inc. (TMP), CoBiz Inc. (COBZ), Union Bankshares Corporation (UBSH), First Community Bancshares, Inc. (FCBC), TowneBank (TOWN), Univest Corporation of Pennsylvania (UVSP), Interchange Financial Services Corp. (IFCJ), Virginia Financial Group, Inc. (VFGI), Cardinal Financial Corporation (CFNL), FNB Corporation (FNBP), and Severn Bancorp, Inc. (SVBI).

Compensation Components

                The key components of our executive compensation program consist of a base salary and various performance-based compensation plans including our Annual Bonus Plan, 1998 Stock Option Plan, and 401(k) Plan.  Base salary and bonus, or cash compensation, comprise the substantial portion of total executive compensation.

Base Salary

                The Compensation Committee believes that base salary for named executive officers should be targeted at market competitive levels while rewarding outstanding bank performance with above-average total compensation. Base salaries are reviewed annually and adjusted from time to time, based on our review of market data and assessment of Company and individual executive performance. Changes made to base salaries for 2007 were targeted to the 50th percentile of the custom peer group developed by Clark, despite the majority of our performance measures being above the 75th percentile.  For 2008, base salaries for all executive officers increased only by an average of 3.21 percent increase due to the changes made in 2007 and in recognition of continued challenges facing the banking industry and U.S. economic conditions in 2008.

Annual Bonus Plan

                Executive management participates in the Company’s Annual Bonus Plan. Under the Plan, an executive is paid a percentage of his base salary based on achievement of Company and individual performance objectives. Historically, and for the year ended December 31, 2005, the Company paid bonuses on a discretionary basis based on its performance against budget with percentage increases, or decreases, generally in proportion to the year-over-year increases in net earnings, if budget was met or exceeded. There was no specific policy in terms of the bonus as a percentage of base salary. For 2007 and beyond, the Annual Bonus Plan remains discretionary; however, bonus payments will be guided by ranges within tiers according to position and based on performance relative to both Company and individual departmental goals and objectives.  The table below details the range of percentage bonus to base salary each executive could earn, and the percentage of total bonus applicable to Company and departmental/individual goals and objectives. These ranges are more closely aligned with the 75th percentile of the peer group as well as industry data for banks with assets of $1-5 billion.  These ranges are a matter of guidance and not an entitlement.  The actual bonus which an individual named executive officer may receive may be above or below the range indicated, and may be based on an alternative weighting of the factors indicated.

	Award as a % of Salary		Goals & Objectives
Executive	Target Range	Maximum	Company	Departmental/ Individual
CEO	60%-100%	100%-150%	100%	0%
President-Holding Company	40% - 60%	60%- 80%	75%	25%
EVP-CLO	40% - 60%	60%-120%	25%	75%
EVP-CFO	40% - 60%	60%- 80%	75%	25%
EVP-Retail	30% - 40%	40%- 80%	25%	75%

                The Company performance measurements used to determine if the Company goals and objectives are met, for all executives, is return on equity as well as various other financial performance measures. The Chief Executive Officer is measured solely on overall Company performance, while the Company President’s individual performance measurement is business development related, the EVP-CLO’s individual measurement is loan production, loan profitability and credit quality related, the EVP-CFO’s is based on asset /liability management and the efficiency ratio, and the EVP-Retail’s measurement is based on retail banking metrics and deposit generation.

                All other officers of the Company participate in the Annual Bonus Plan with formula driven bonuses for production officers in lending, business development and retail banking and subjective bonuses for non-production support officers. As with the named executive officer participants, payouts are based on achieving Company and individual performance objectives.

401(k) Plan

                Our 401(k) Plan allows substantially all full-time officers and employees of the company to defer a portion of their compensation, and provides a match of up to 4% of their base salaries and bonus amounts, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, in general, all employees receive the same percentage match.

Stock Options

                We believe that our long-term interests are best advanced by aligning the interests of our executives and key non-executive officers with the interests of our stockholders. Accordingly, we make options available to our executives pursuant to our 1998 Stock Option Plan, which was adopted by our stockholders in 1998. Options under the current plan are qualified stock options granted at the then current fair market value at the time the option is granted. Currently, options have a five year vesting period.  Generally, options expire at the end of ten years from the date of grant or ninety days after separation from the Company for reasons other than cause, death or disability.

                Option grants are approved by our Compensation Committee in January each year, and periodically for certain key new officer hires during the year.  The Compensation Committee awards grants based on a number of criteria including the relative rank of the executive within the Company and his or her specific contributions to the success of the Company. We believe the options serve to enhance stockholder value by aligning the interest of our executives with those of the stockholders and also by helping to retain our named executive officers through the extended vesting period of the options. The table below details the range of option awards on base salary each executive is eligible to earn, targeted to the 50th and 75th percentiles of the peer group, as well as industry data for banks with assets of $1-5 billion, and provided as a matter of guidance and not an entitlement for the named executives.

Award as a % of Salary
Executive	Up to 100% of Goal	Maximum
CEO	30%-40%	60%-80%
President-Holding Company	20%-30%	40%-60%
EVP	20%-30%	40%-60%

For 2007 performance, awards for all executive officers were based on 30% of base salary, and calculated using the Black-Scholes option-pricing model.

Employment and Severance Arrangements

                No named executive officer, other than the Chief Executive Officer, has any severance arrangements, any written employment agreement, or any agreement providing for a payment upon a change in control of the Company. Since the beginning of his tenure at the Company, Mr. Converse and the Compensation Committee have had an oral agreement to provide him with a change in control agreement, which would pay him one year of base salary in the event of his termination or certain other events, following a change in control of the Company. Under the terms of the Company’s option plans, all options fully vest upon a change in control.

Inter-Relationship of Elements of Total Compensation

                The various elements of the compensation package are not interrelated. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted may not be affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater, the amount of the bonus or base compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable, the amount of base compensation or bonus to be awarded for the next year is not affected. While the Board has discretion to make exceptions to any base compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Other Information

                We have not adopted formal stock ownership requirements for our executive officers and directors. We encourage our executive officers and directors to make investments in our Company stock as a long term investment, but do not have a policy related to any required or target levels of investment.  All of the executive officers and directors own common stock and options to purchase common stock pursuant to our 1998 Stock Option Plan. We also have no policy with regard to the adjustment or recovery of awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Perquisites, which are not material to the named executives overall compensation, are noted in the Summary Compensation Table.

                Input from the Chief Executive Officer is considered by the Compensation Committee regarding the criteria to be used to determine base salary, annual bonuses and other benefits for executive officers other than the Chief Executive Officer. Although input from the Chief Executive Officer is considered by the Compensation Committee, it is not given any disproportionate weight. The Compensation Committee has the final authority on compensation matters.

Compensation Committee Report

                We have reviewed and discussed the foregoing CD&A with management, as well as with our compensation consultant, Clark Consulting. Based on our review and discussion with management, we have recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2007.

Members of the Personnel and Compensation Committee

W. Douglas Fisher, Chairman
David M. Guernsey
Arthur L. Walters
Leonard Adler
Robert H. L’Hommedieu
Norris E. Mitchell

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

                The following table sets forth a comprehensive overview of the compensation for Mr. Converse, the Chief Executive Officer of the Company, Mr. Beauchesne, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more (without reference to the change in value of certain pension benefits and above-market earnings on nonqualified deferred compensation plans) during the fiscal year ended December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation		Total
Peter A. Converse,	2007	$370,000	$200,000	$31,384	$62,885	(3)	$664,269
Director, Chief Executive Officer — Company; President and Chief Executive Officer — Bank	2006	$325,000	$300,000	$14,312	$60,328	(4)	$699,640
Michael G. Anzilotti —	2007	$165,000	$48,000	$17,027	$15,660	(5)	$245,687
Director and President of the Company	2006	$150,000	$60,000	$8,808	$12,846	(6)	$231,654
Richard B. Anderson, Jr.,	2007	$225,000	$100,000	$21,828	$15,000	(7)	$361,828
Executive Vice President and Chief Lending Officer — Bank	2006	$205,000	$125,000	$11,009	$13,500	(8)	$354,509
William K. Beauchesne,	2007	$185,000	$56,000	$20,016	$15,000	(7)	$276,016
Treasurer and Chief Financial Officer — Company; Executive Vice President and Chief Financial Officer — Bank	2006	$170,000	$70,000	$11,009	$13,500	(8)	$264,509
Steven A. Reeder,	2007	$160,000	$30,000	$15,171	$13,840	(9)	$219,011
Executive Vice President — Retail Banking-Bank	2006	$145,000	$30,000	$5,143	$11,580	(10)	$191,723

(1)	Reflects amounts earned pursuant to the Company’s Annual Bonus Plan. Amounts shown are earned and accrue in the year indicated and are paid in the following year.
(2)

Represents the amount of expense recognized in 2007 with respect to option awards for financial reporting purposes. Please refer to note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2007 for a discussion on the assumptions used in calculating the grant date fair value.

(3)	Represents $9,000 of 401(k) matching contribution, $48,000 of director fees paid by the Company/Bank and $5,885 in club memberships.
(4)	Represents $7,500 of 401(k) matching contribution, $48,000 of director fees paid by the Company/Bank and $4,828 in club memberships.
(5)	Represents $9,000 of 401(k) matching contribution, $6,000 car allowance and $1,666 in club membership.
(6)	Represents $7,500 of 401(k) matching contribution, $6,000 car allowance and $1,594 in club membership.
(7)	Represents $9,000 of 401(k) matching contribution and $6,000 car allowance.
(8)	Represents $7,500 of 401(k) matching contribution and $6,000 car allowance.
(9)	Represents $7,840 of 401(k) matching contribution and $6,000 car allowance.
(10)	Represents $5,580 of 401(k) matching contribution and $6,000 car allowance.

                The Company does not maintain (i) any equity based incentive plans that permit the grant of equity based awards other than stock options, any (ii) non-equity incentive plans or compensation programs (other than discretionary bonuses), or (iii) any defined benefit retirement plans.  Prior to 2007, the Company did not maintain any nonqualified deferred compensation program or arrangement.  No executive officer participated in the deferred compensation plan during 2007.

                All of the named executive officers are at will employees and serve at the pleasure of the Board of Directors. As of January 2008, the named executive officers are entitled to receive base salaries as follows:  Mr. Converse: $381,000; Mr. Anzilotti: $169,950; Mr. Anderson: $231,750; Mr. Beauchesne: $190,550; and Mr. Reeder: $164,800.

Grants of Plan-Based Awards

                The following table presents information regarding awards to named executive officers under the Company’s 1998 Stock Option Plan.

Name	Grant Date	Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards(1)	Grant Date Fair Value of Stock and Option Awards
Peter A. Converse	01/16/2007	12,650	$17.59	$87,008
Michael G. Anzilotti	01/16/2007	6,050	$17.59	$41,612
Richard B. Anderson, Jr.	01/16/2007	7,975	$17.59	$54,853
William K. Beauchesne	01/16/2007	6,600	$17.59	$45,395
Steven A. Reeder	01/16/2007	5,500	$17.59	$37,830

(1)                                  Adjusted to reflect a 10% stock dividend paid in May, 2007.

                The Company’s practice is that other than awards of options made to new hires, all options awards to employees are made by the Compensation Committee at its annual meeting in January each year.  As a public company, our Compensation Committee’s equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation. Under the Company’s 1998 Stock Option Plan, the exercise price of any option granted may not be less than 100% of the fair market value of the common stock on the date of grant.  For purposes of the 1998 Stock Option Plan, fair market value is determined by reference to the average of the highest and lowest selling price on any exchange (including NASDAQ) on which the common stock is traded on such date, or if there were no sales on such date, then the exercise price shall be not less than the mean between the bid and asked price on such date.  As a result of this provision of the plan, the grant price may be higher or lower than the closing price on the date of grant.

                The options granted in January 2007 vest in five equal annual installments commencing on the first anniversary of the date of grant.  The awards do not have any performance conditions, but generally require the officer to be in the employ of the Company on the date of vesting. All options will vest immediately upon a change in control of the Company or Bank.

Outstanding Equity Awards at Fiscal Year-End

                The following table sets forth, on an award by award basis, information concerning all options awards held by named executive officers at December 31, 2007.  All options were granted at 100% of market value as determined in accordance with the applicable option plan.  The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends, stock splits and capital restructurings effected after the date of such award, but have not otherwise been modified, except for the acceleration of vesting discussed below.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Peter A. Converse	80,415	—	$1.40	01/21/08
	73,104	—	$1.53	01/03/2009
	88,618	—	$1.61	01/12/2010
	40,279	—	$1.69	01/10/2011
	48,338	—	$3.32	01/09/2012
	25,780	—	$4.75	01/11/2013
	15,468	—	$12.19	01/10/2014
	13,405	—	$14.06	01/18/2015
	2,145	8,580	$18.44	01/11/2016
	0	12,650	$17.59	01/16/2017

Michael G. Anzilotti	25,780	—	$11.14	7/1/2014
	5,155	—	$14.06	1/18/2015
	1,320	5,280	$18.44	1/11/2016
	0	6,050	$17.59	1/16/2017

Richard B. Anderson, Jr.	24,367	—	$1.53	01/03/2009
	26,584	—	$1.61	01/12/2010
	28,193	—	$1.69	01/10/2011
	25,780	—	$3.32	01/09/2012
	20,625	—	$4.75	01/11/2013
	11,600	—	$12.19	01/10/2014
	10,312	—	$14.06	01/18/2015
	1,650	6,600	$18.44	01/11/2016
	0	7,975	$17.59	01/16/2017

William K. Beauchesne	7,100	—	$1.61	01/12/2010
	24,165	—	$1.69	01/10/2011
	24,165	—	$3.32	01/09/2012
	20,625	—	$4.75	01/11/2013
	11,600	—	$12.19	01/10/2014
	10,312	—	$14.06	01/18/2015
	1,650	6,600	$18.44	01/11/2016
	0	5,280	$17.59	01/16/2017

Steven A. Reeder	10,725	—	$14.06	01/18/2015
	1,155	4,620	$18.44	01/11/2016
	0	5,500	$17.59	01/16/2017

                No option may be transferred by the holder during his or her lifetime. No awards are subject to performance conditions or other vesting requirement other than continued employment.  Awards made prior to 2002 (i.e., those awards expiring in 2012 or earlier) vest in three equal annual installments commencing on the first anniversary the date of grant.  Awards made after 2002 (i.e., those awards expiring in 2013 and after) vest in five equal annual installments commencing on the first anniversary of the date of grant.  In December 2005, in connection with the implementation of a new accounting standard regarding the recognition of compensation expense with respect to option awards, the Board of Directors accelerated the vesting of all options that were unvested as of December 15, 2005, resulting in the avoidance of future option expense with respect to such awards.

Options Exercised and Stock Vested

                The following table sets forth information regarding options exercised by the named executive officers during 2007, and the amount realized upon such exercises, based on the difference between the market value on the exercise date and the exercise or base price.

	Aggregated Option Exercises in Last Fiscal Year
Name	Shares Acquired on Exercise		Value Realized
Peter A. Converse	159,228	(1)	$2,754,794
Richard B. Anderson, Jr.	—		—
Michael G. Anzilotti	—		—
William K. Beauchesne	5,000		$87,540
Steven A. Reeder	—		—

(1)           Adjusted to reflect a 10% stock dividend paid in May, 2007.

Employee Benefit Plans

                The Company provides all officers and full-time employees with group life and medical and dental insurance coverage.  With the exception of all of the executive officers, all employees pay a portion of the premium costs of medical and dental insurance.

                401(k) Plan.  The Bank maintains a 401(k) defined contribution plan (the “Plan”). Employees who are at least 21 years of age, have completed at least ninety days of continuous service with the Bank and have completed at least 1,000 hours of work during any Plan year are eligible to participate in the Plan.  Under the Plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations.  The Bank may also make, but is not required to make, a discretionary contribution for each participant.  The amount of such contribution, if any, is determined on an annual basis by the Board of Directors.  Contributions by the Bank totaled $525,900 for the fiscal year ended December 31, 2007.

                Nonqualified Deferred Compensation Plan.  On November 22, 2006, the Board of Directors of the Bank approved the adoption of the Nonqualified Deferred Compensation Plan for directors and key management employees of the Company, the Bank and their affiliates. The plan, which is intended to comply with the requirements of The American Jobs Creation Act of 2004, is effective as of January 1, 2007. Participation in the plan is available to members of the Board of Directors and a select group of management or highly compensated employees of the Company, the Bank and their affiliates, including each named executive officer disclosed in this proxy statement. Under the plan, participants who are directors may defer on a pre-tax basis up to 100% of their director fees, and participants who are employees may defer on a pre-tax basis up to 80% of their base compensation and 80% of bonus or commissions.  Under the plan, the Bank has no obligation to make contributions for the benefit of participants, although they have discretion to make contributions for the benefit of one or more participants.  In 2007, no named executive officers participated in the plan.

                The deferred compensation accounts are fully vested to the extent they consist of amounts attributable to deferrals by the participants, but may be subject to a vesting schedule to the extent that they consist of amounts, if any, attributable to discretionary contributions by the Bank. The deferred compensation accounts are credited with earnings or losses based upon investment elections that the participants make from among various measurement funds designated by the Bank. The plan is unfunded and the deferred compensation account balances are general obligations of the Bank.

                At the time deferral elections are made, participants may choose when the amounts they defer will be paid to them. Distributions of amounts deferred under the plan upon a participant’s retirement are payable in installments or in a lump sum, at the participant’s option; distributions for reasons other than retirement are generally payable in a lump sum. Elections may be changed, subject to the provisions of the plan, and, in limited circumstances such as unforeseeable financial emergency, distributions may be made early.

                Stock Option Plans.  The Company maintains the 1998 Stock Option Plan (the “1998 Plan”), which was approved by stockholders of the Bank at the 1998 Annual Meeting of Stockholders, and assumed by the Company in connection with the reorganization in to the holding company form of ownership.  Under the 1998 Plan, as amended, 2,198,998 shares of common stock (as adjusted), are available for issuance under options granted between May 30, 1998 and May 29, 2008. As of March 7, 2008, there were an aggregate of 1,921,953 (as adjusted) options to purchase shares of common stock outstanding under the 1998 Plan, at exercise prices ranging from $1.53 to $21.58 per share. Options outstanding under the 1998 Plan will expire no later than January 2018.

                Subsequent to December 31, 2007, options to purchase 210,565 shares of common stock, at an exercise price of $11.74 per share, were issued to sixty-three officers and six outside directors of the Company and Bank, including options to purchase 24,500 shares of common stock issued to Mr. Converse, options to purchase 14,900 shares of common stock issued to Mr. Anderson, options to purchase 12,250 shares of common stock issued to Mr. Beauchesne, options to purchase 10,925 shares of common stock issued to Mr. Anzilotti, options to purchase 10,595 shares of common stock issued to Mr. Reeder and options to purchase 6,000 shares of common stock issued to each outside director. These awards vest in five equal annual installments commencing on the first anniversary of the date of grant. As of March 7, 2008, there were 277,045 options available for granting under the 1998 Plan.

                Options under the 1998 Plan may be either incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not ISOs (“Non-ISOs”). Awards to directors may consist only of Non-ISOs. The purpose of the 1998 Plan is to advance the interests of the Company through providing selected key employees and the directors of the Company and its subsidiaries with the opportunity to acquire shares of common stock.  By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other stockholders. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which performs the functions of the option committee, consisting of at least three directors of the Company who are not employees of the Company.

                Under the 1998 Plan, a participant may receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.  Participants owning more than 10% of the voting power of all classes of the Company’s voting securities (and of its parent or subsidiary companies, if any) may not receive additional ISO’s unless the option exercise price is at least 110% of the fair market value of the common stock and unless the option expires on the fifth anniversary of the date of its grant.  All other options granted under the 1998 Plan may expire no later than the tenth anniversary of the date of their grant.

                Option exercise prices are determined by the Compensation Committee on the date the subject options are granted. No option may be granted at an exercise price below 100% of the market value of the common stock on the date of grant.  For purposes of the 1998 Plan, the market value is determined by the Compensation Committee, but may not be less than the average of the highest and lowest selling price on any exchange on which the common stock is traded on the grant date, or if there were no sales on such date, then not less than the mean between the bid and asked price on such date. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or subdivision of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Compensation Committee will adjust both the number and kind of shares of stock as to which options may be awarded under the 1998 Plan, the affected terms (including exercise price) of all outstanding options and the aggregate number of shares of common stock remaining available for grant under the 1998 Plan.  Options may be exercised in whole or in part and are not transferable except upon the death of the participant.  Any unexercised options then existing may be exercised by the transferee under the terms of such options.

                No option may be exercised within six months of its date of grant.  In the absence of Compensation Committee action to the contrary: (A) an otherwise unexpired ISO, or a Non-ISO granted to an employee, shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 1998 Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO granted to a non-employee director shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire).  Notwithstanding the provisions of any option which provides for its exercise in installments as designated by the Compensation Committee, such option shall become immediately exercisable upon the optionee’s death or permanent and total disability. Notwithstanding the provisions of any award which provide for its exercise or vesting in installments, on the date of a change in control, all options issued under the 1998 Plan shall be immediately exercisable and fully vested.  At the time of a change in control, the optionee shall, at the discretion of the Compensation Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to such option over the exercise price of such shares, in exchange for the cancellation of such options by the optionee.  Notwithstanding the previous sentence, in no event may an option be cancelled in exchange for cash within the six-month period following the date of its grant.

                For purposes of the 1998 Plan, “change in control” means any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company’s voting stock; (2) the acquisition of the power to control the election of a majority of the Company’s directors; (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; or (4) the failure during any period of two consecutive years, of individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Continuing Directors”) for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.  For purposes of defining “change in control,” the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed.  The decision of the Compensation Committee as to whether a change in control has occurred shall be conclusive and binding.

                The Company previously maintained the Incentive Stock Option Plan approved by stockholders in 1989.  That plan expired in 1999, and the last options outstanding under that plan were exercised in January 2008.

Transactions with Related Parties.  Some of the directors of the Company and Bank or companies with which they are associated, and some of the officers of the Company and Bank, were customers of, and had banking transactions with, the Bank during the fiscal year ended December 31, 2007.  The Company maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law (Regulation O).  Insiders include any executive officer, director, or principal stockholder and entities which such persons control.  All loans and commitments to make loans to such persons by the Bank were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than a normal risk of collectibility or present other unfavorable features. Loans to insiders require approval by the Board of Directors, with any interested director not participating.  The Company also applies the same standards to any other transaction with an insider.  The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during 2007 amounted to $29,247,552 representing approximately 17.3% of the Company’s total stockholders’ equity at December 31, 2007. The aggregate amount outstanding on such loans at December 31, 2007 was $20,151,502.  None of these loans has ever been reported as nonaccrual, past due, restructured or potential problem loans, and all of such loans are current as to the payment of interest and principal.  The Company’s Compliance Officer provides an annual report to the Audit Committee on compliance with regulation.

PROPOSAL 2 — AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

At the meeting, the stockholders are being asked to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”), extending the term for an additional five years, until June 30, 2013.

The Purchase Plan permits eligible employees to purchase shares of the Company’s common stock at a discount, on a tax qualified basis.  The Purchase Plan reserves an aggregate of 355,929 shares of common stock for issuance under its provisions, of which 40,869 have previously been sold, and 105,337 are subject to outstanding Purchase Plan options to purchase common stock which expire in December 2008.  A copy of the amended and restated Purchase Plan is included as Appendix A to this proxy statement. The summary description of the Purchase Plan provided below is qualified by reference to the full text of the Purchase Plan.

The current term of the Purchase Plan expires on June 30, 2008, after which no additional Purchase Plan options may be granted.  The expiration of the Purchase Plan will have no effect on outstanding Purchase Plan options.  The Board of Directors believes that the Purchase Plan is an effective means of providing eligible employees with an opportunity to purchase an ownership interest in the Company, and to align their interests with those of stockholders.  As such, the Board of Directors has approved the amendment of the Purchase Plan to extend the term, and recommends that approval of the amendment to the Purchase Plan is in the best interest of the Company and unanimously recommends a vote FOR the approval of the amendment to the Purchase Plan.

Purpose of the Purchase Plan

                The purpose of the Purchase Plan is to advance the interests of the Company by providing eligible employees of the Company and its subsidiaries with an opportunity to acquire a current ownership interest in the Company, through the purchase of common stock of the Company upon the exercise of short term options, so as to provide the employees with an additional incentive to advance the interests of the Company. The Purchase Plan is intended to enable purchases to be effected at a discount from the market value of the common stock, while permitting employees to defer recognition of income for the amount of the discount. No director or executive officer is eligible to participate in the Purchase Plan.

Description of the Purchase Plan

                Shares Subject to the Purchase Plan. The Purchase Plan reserves an aggregate of 355,929 shares of common stock for issuance upon the exercise of options granted under the Purchase Plan, of which 40,869 have previously been purchased and 105,337 are subject to outstanding Purchase Plan options. Shares issued upon the exercise of options may be either authorized but unissued shares or repurchased shares. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which options may be awarded under the Purchase Plan, the affected terms of all outstanding options, and the aggregate number of shares of common stock remaining available for grant under the Purchase Plan will be adjusted. If any option expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of common stock subject to such options will be available for the grant of additional options unless the Purchase Plan has expired or otherwise been terminated. No adjustment will be made that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”).

                Eligibility. All of the employees of the Company and its subsidiaries are eligible to participate in the Purchase Plan, except any employee:

•                  who at the date of grant has been employed by the Company or subsidiary for less than six months;

•                  whose customary employment with the Company or subsidiary as of the date of grant is 20 hours or less per week;

•                  whose customary employment with the Company or subsidiary is for not more than five months in any calendar year;

•                  who immediately after the grant of an option under the Purchase Plan to the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, calculated in accordance with the applicable Code sections; or

•                  who is a “highly compensated employee” within the meaning of Section 414(q) of the Code. For 2008, highly compensated employees are those who earn $105,000 per year. The compensation level for determining highly compensated employees may change from year to year, and the Company may elect to exclude from participation only those persons earning in excess of the stated amount and who are among the top 20% most highly compensated employees.

                No employee will be required to purchase shares pursuant to the Purchase Plan, although every eligible employee will be granted an option under the Purchase Plan at any time that any eligible employee is granted an option under the Purchase Plan. None of the named executive officers disclosed in this proxy statement is eligible to participate in the Purchase Plan.

                Administration. The Purchase Plan is administered by a committee consisting of at least three members of the Board of Directors (the “Committee”). The Personnel and Compensation Committee of the Board of Directors has been designated as the committee to administer the Purchase Plan. In the absence of a specifically designated committee, the full Board of Directors will administer the Purchase Plan. The Committee has the discretionary authority to construe and interpret the Purchase Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Purchase Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Purchase Plan. Decisions of the Committee are final, conclusive and binding on all parties.

                Options. The Purchase Plan is effected through the issuance to all eligible employees of an option to purchase shares of common stock having a fair market value of up to a stated percentage, which may not be more than 10% nor less than 1%, of the employee’s Total Compensation for the prior year. The percentage of Total Compensation will be the same for all eligible employees. No employee will be able to receive in one calendar year options to purchase more than $25,000 fair market value of common stock under this plan and under any other Section 423 stock purchase plan we may adopt.

                “Total Compensation” means gross compensation from the Company or any subsidiary for the relevant period, including overtime pay, bonuses, and commissions, but excluding severance pay, expense allowances or reimbursements, moving expenses and income from the exercise of nonqualified stock options, the disposition of incentive stock options or shares purchased under any employee stock purchase plan, from restricted stock or stock option awards, excess group life insurance premiums, or other extraordinary items of compensation. Gross compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code.

                Options granted under the Purchase Plan will be immediately exercisable, and must expire not later than the last business day of the calendar year in which the option is granted.

                Purchase Price. The exercise price of options must the same for all eligible employees and will be determined by the Committee at the time of grant. The exercise price must be equal to at least 85 percent of the lesser of:

•                  the fair market value of the shares of common stock of the Company on the date of the grant of the option, or

•                  the fair market value of the shares of common stock of the Company on the date of exercise of the option.

                The Company’s practice since 2004 has been to grant awards under the Purchase Plan which have an exercise price equal to 85% of the fair market value as of the date of grant of an option. The Board of Directors will have the discretion to vary the percentage of fair market value in different grant cycles. Future grants may permit the purchase of shares at a discount from the grant day fair market value, or from the exercise day fair market value.

                For purposes of the Purchase Plan, “fair market value” of the common stock is determined as follows:

•                  if the common stock is listed on a national securities exchange (including the Nasdaq Stock Market), then the fair market value is not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the fair market value is not less than the mean between the bid and asked prices on such date;

•                  if the common stock is traded otherwise than on a national securities exchange, then the fair market value is not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior day on which there was a bid and asked price; or

•                  if no such bid and asked price is available, then the fair market value shall be its fair market value as determined by the Committee, in good faith, in its sole and absolute discretion.

                Financial Effects to the Company of Grants of Options. The Company will receive no monetary consideration for the grant of options under the Purchase Plan. It will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their Purchase Plan options. The Company is required to record compensation expense for the discount amount on each option exercised.

                Duration of the Purchase Plan and Grants. If the amendment is approved by shareholders, the Purchase Plan will be effective until June 30, 2013. All options must expire no later than the last business day of the year in which they were granted. The expiration of the Purchase Plan, or its termination by the Committee, will not affect any option then outstanding.

                Transferability. No option granted under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way, other than by will or the laws of descent and distribution. During an employee’s lifetime, an option may only be exercised by him or her.

                Termination of Employment. In the event that an employee’s service with the Company is terminated for any reason other than death, the right to exercise the option and purchase shares under the Purchase Plan will immediately terminate. In the event of an employee’s death, the option may be exercised by such employee’s estate or heirs through the earlier of the natural expiration date of the option, or the date which is one year after death.

                Mandatory Holding Period for Shares Purchased Under the Purchase Plan. Shares purchased upon the exercise of options granted under the Purchase Plan may not be sold or transferred for one year after purchase of the shares by the exercise of the option, except by will or the laws of descent and distribution, or to joint ownership with the employee’s spouse. This restriction will terminate upon a “change in control” of the Company. The decision of the Committee as to whether a change in control has occurred will be conclusive and binding.

                For purposes of the Purchase Plan, “change in control” means any one of the following events:

•                  the acquisition of ownership of, holding or power to vote more than 51% of the Company’s voting stock

•                  the acquisition of the power to control the election of a majority of the Company’s directors;

•                  the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or

•                  the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two consecutive years. “Continuing Directors” include only those individuals who were members of the Board at the date of adoption of the purchase Plan by the Board and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office.

This restriction is for the purpose of encouraging long term investment in the Company’s stock by employees and is not intended, and is not guaranteed, to preserve any tax benefit or treatment. The holding periods required to obtain deferral of income and other tax treatments associated with qualified employee stock purchase plans are discussed below under “Federal Income Tax Consequences.” Although the change in control provision is included in the Purchase Plan primarily for the protection of employee-optionees in the event of a change in control of the Company, they may also be regarded as having a takeover defensive effect, which may reduce the Company’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

                Conditions on Issuance of Shares. The Committee will have the discretionary authority to impose such other restrictions on shares issued pursuant to the Purchase Plan as it may deem appropriate or desirable. In addition, shares may not be issued unless the issuance complies with applicable securities laws, and to that end may require that an employee make certain representations or warranties.

                Amendment and Termination of the Purchase Plan. The Board of Directors may at any time and for any reason suspend or discontinue the Purchase Plan, or amend it in any respect, including through the adoption of payroll deduction procedures or providing for option grants as frequently as monthly. Except as provided in the Purchase Plan, no termination will affect options previously granted. Except as provided in the Purchase Plan, no amendment may make any change in any previously granted option that adversely affects the rights of any participant. No amendment may, without stockholder approval, increase the number of shares subject to the Purchase Plan, permit the grant of options to persons other than employees, extend the option period beyond fourteen months, or reduce the purchase price below 85% of fair market value. The Company will obtain stockholder approval of any amendment to the Purchase Plan to the extent necessary to comply with section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), or the rules of the Nasdaq Stock Market or other exchange on which the common stock is listed or eligible for trading, in such a manner and to such a degree as required. Unless terminated sooner, the Purchase Plan, as amended, will terminate on June 30, 2013.

Federal Income Tax Consequences

                The Purchase Plan and the rights of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares of common stock, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period.

                If (i) the shares of common stock are not sold or otherwise disposed of for at least two years from the date of grant of the option and at least one year from the purchase of shares upon exercise of the option, then upon disposition, or (ii) the participant dies while still owning the shares, the participant will recognize ordinary income equal to the lesser of:

•                  the excess, if any, of the fair market value of the shares of common stock at the date of grant of the option over the purchase price, or

•                  the excess, if any, of the fair market value of the shares of common stock at the date of disposition or death over the purchase price.

Any additional gain will be treated as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

                If the shares of common stock are sold or otherwise disposed of before the expiration of the two year from grant and one year from purchase holding periods, the participant will recognize ordinary income upon disposition measured as the excess of the fair market value of the shares of common stock on the date the shares are purchased by exercising the option over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

                The mandatory one year holding period discussed under Description of the Purchase Plan is not intended to, and is not guaranteed to, preserve any tax benefit or treatment.

                The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of common stock prior to the expiration of the holding periods described above.

                Vote Required and Recommendation of the Board of Directors.  Approval of the amendment to the Purchase Plan requires the favorable vote of at least a majority of the votes cast. It is expected that all of the 6,585,030 shares, or 27.30%, of the common stock outstanding as of March 7, 2008, over which the directors of the Company exercise voting power will be voted for the amendment to the Purchase Plan. The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the amendment to the Purchase Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

                Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent stockholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a) except that a Form 4 reporting one transaction for Mr. Anderson was not filed in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Board of Directors has selected the independent registered public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ended December 31, 2008. Yount, Hyde & Barbour audited the Company’s financial statements for the year ended December 31, 2007.  Representatives of Yount, Hyde & Barbour are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

                Audit Fees.  During 2007, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-K and 10-Q, and for services normally provided in connection with statutory and regulatory filings was $135,250.  In 2006, Yount, Hyde & Barbour billed $120,500 for such services.  This category includes fees for services necessary to perform the audit in accordance with the standards of the Public

Company Accounting Oversight Board, and things such as consents and assistance with and review of documents filed with Commission, and the audit of the Company’s internal control over financial reporting.

                Audit—Related Fees.  During 2007, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for assurance and related services reasonably related to the performance of the audit services rendered by it was $8,850.  In 2006, Yount, Hyde & Barbour billed $12,350 for such services.  For both 2007 and 2006 this category included an employee benefit plan audit.

                Tax Fees.  During 2007, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for tax advice, compliance and planning services was $8,000. In 2006, Yount, Hyde & Barbour billed $7,250 for such services. For both years fees were limited to the preparation of federal and state tax returns for the Company and its subsidiary trusts.

                All Other Fees.  During 2007 and 2006, there were no other fees billed to the Company by Yount, Hyde and Barbour.

                None of the engagements of Yount, Hyde & Barbour provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s audit committee charter.

FORM 10-K ANNUAL REPORT

                The Company will provide to any stockholder solicited hereby, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission, upon written request.  Requests should be directed to Lynda Cornell, Assistant to the Chief Executive Officer, Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia 22207.

OTHER MATTERS

                Management is not aware of any other matters to be presented for action by stockholders at the meeting.  If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

                All proposals of stockholders to be presented for consideration at the next annual meeting and included in the Company’s proxy materials must be received by the Company no later than November 21, 2008.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.  The Company must receive written notice of intent to make a nomination to be acted upon at the next annual meeting, for which inclusion in the Company’s proxy materials is not sought, by January 30, 2008.

By Order of the Board of Directors

VIRGINIA COMMERCE BANCORP, INC.

Robert H. L’Hommedieu, Secretary

March 21, 2008

Appendix A

VIRGINIA COMMERCE BANCORP, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose

This Employee Stock Purchase Plan (the “Plan”) is intended to provide the employees of Virginia Commerce Bancorp, Inc. (the “Company”), and its subsidiaries with an opportunity to acquire a current proprietary interest in the Company, through the purchase of common stock of the Company upon the exercise of short term options, so as to provide the employees with an additional incentive to advance the interests of the Company and its subsidiaries. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an “employee stock purchase plan” within the meaning of §423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan shall be administered, interpreted and construed so as to extend and limit participation in a manner consistent with §423 of the Code. Participation in the Plan is entirely voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate in the Plan.

2.                                      Administration

The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors (the “Board”) of the Company.  The Committee shall consist of not less than three members of the Company’s Board of Directors.  The Board of Directors may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, however caused, shall be filled by the Board of Directors.  The Committee shall select one of its members as Chairman, and shall hold meetings at such time and places as it may determine.  At all meetings of the Committee, a majority of the Committee members then in office shall constitute a quorum for the transaction of business, and the act of a majority of the Committee members present at any meeting in which there is a quorum shall be the act of the Committee.  Any action required or permitted to be taken by the Committee may be taken without a meeting if the action is taken by all members of the Committee.  The action shall be evidenced by one or more written consents stating the action taken, signed by each Committee member either before or after the action is taken, and included in the minutes or filed with the corporate records reflecting the action taken. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Personnel and Compensation Committee of the Board, or in the absence thereof, by the Board.

In order to effectuate the purposes of the Plan, the Committee shall have the discretionary authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.  No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.                                      Eligibility

Any employee of the Company or any employee of a subsidiary of the Company (for purposes of this Plan the term “subsidiary” has the same definition as it has under §425(f) of the Code) who is in the employment of the Company or a subsidiary of the Company on the date on which such option is granted, is eligible to participate in the Plan, except any employee:

(i) who at the date of grant has been employed by the Company or subsidiary for less than six months;

(ii) whose customary employment with the Company or subsidiary as of the date of grant is 20 hours or less per week;

(iii) whose customary employment with the Company or subsidiary is for not more than five months in any calendar year;

(iv) who immediately after the grant of an option under this Plan to the employee would (in accordance with the provisions of §§423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its “Parent Corporations” or “Subsidiary Corporations,” as defined in §424 of the Code; or

(v) who are “highly compensated employees” within the meaning of §414(q) of the Code.

4.                                      Stock Subject To The Plan

Subject to adjustment in accordance with this Section 4, the aggregate number of shares deliverable upon the exercise of options pursuant to the Plan shall be 355,929 shares.  Shares subject to issuance hereunder may either be authorized but unissued shares, shares held in treasury, or reacquired shares.  If any option should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares which were subject to such option shall be available for the grant of additional options under the Plan, unless the Plan shall have been terminated.

The number and kind of shares reserved for issuance under this Plan, and the number and kind of shares subject to outstanding options and the exercise price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.  The issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, shall not affect, and no adjustment shall be made with respect to, the number, class, or exercise price of shares then subject to options or reserved for issuance under this plan.  If, by reason of any adjustment made pursuant to this paragraph, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the option before the adjustment was made.  No adjustment shall be made that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock plan” within the meaning of Section 423 of the Code.

5.             Grant Of Options.

(a) The Committee may authorize the grant to all, but not less than all, eligible employees (as set forth in Section 3) as of the date of grant, of an option to purchase the number of whole shares having a fair market value as of the date of grant equal to a whole percentage, determined by the Committee, of such eligible employee’s Total Compensation for the immediately preceding calendar year, provided, however, that:

(i) such percentage in any one calendar year shall not in the aggregate exceed 10% of Total Compensation and shall be the same for all eligible employees;

(ii) no option shall permit the rights of an optionee to purchase stock under all “employee stock purchase plans” of the Company and its parent corporation and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time; and

(iii) no person shall be eligible to receive an option to purchase, or shall be entitle to purchase, a fractional share of Common Stock.

For purposes hereof, “Total Compensation” means gross compensation from the Company or any subsidiary for the relevant period, including overtime pay, bonuses, and commissions, but excluding severance pay, expense allowances or reimbursements, moving expenses and income from the exercise of nonqualified stock options, the disposition of incentive stock options or shares purchased under any employee stock purchase plan, from restricted stock or stock option awards, excess group life insurance premiums or other extraordinary items of compensation. For these purposes, gross compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under §401(k) of the Code or contributed under a salary reduction agreement pursuant to §125 of the Code.

For purposes hereof, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

(b)  The exercise price of such options shall be the same for all eligible employees and shall be determined by the Committee at the time of grant.  The exercise price shall be equal to at least 85 percent of the lesser of:

(i) the fair market value of the shares of common stock of the Company on the date of the grant of the option, or

(ii) the fair market value of the shares of common stock of the Company on the date of exercise of the option.

For purposes of this Plan, “fair market value” means, with respect to a share of Common Stock, if the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the fair market value shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the fair market value shall be not less than the mean between the bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the fair market value shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior day on which there was a bid and asked price.  If no such bid and asked price is available, then the fair market value shall be its fair market value as determined by the Committee, in good faith, in its sole and absolute discretion.

(c)  All options subject to a grant shall be immediately exercisable.

6.             Option Agreements and Other Terms and Conditions

                (a)  Agreements.  Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve. Each such Agreement shall constitute a binding contract between the Company and the participant, and every participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.  The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of options.

                The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, the Committee shall set forth in each Agreement, provided that all employees granted such options shall have the same rights and privileges, and except as otherwise expressly required hereby or by the Code:

•                  the exercise price of an option, including a statement of the percentage of fair market value represented by such exercise price;

•                  the number of shares subject to, and the expiration date of, the option; and

•                  the restrictions, if any, to be placed upon such Option, or upon shares which may be issued upon exercise of such Option.

(b)  Term of Option.  Unless an earlier date is set forth in the agreement reflecting an option, an option must be exercised not later than the close of business on the last business day of the calendar year in which the option is granted.

(c) Termination of Employment

(i)  For Reasons Other Than Death.  In the event that an optionee’s employment with the Company or any or a subsidiary of the Company shall terminate for any reason other than optionee’s death, then the right of such optionee to exercise such option shall immediately terminate upon such termination of service.  Employment shall not be considered terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or any subsidiary of the Company, or between the Company, an affiliate or subsidiary, or a successor.

(ii)  Death of Optionee. In the event that an optionee’s employment with the Company or any subsidiary of the Company shall terminate as a result of the death of an optionee, the option may be exercised by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, to the extent that the optionee’s right to exercise such option had accrued pursuant to this Plan at the time of his death, had not expired by its terms and had not previously been exercised, at any time prior to the earlier of the expiration of such option or one year after the optionee’s death.

(d)  Transferability  No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and is exercisable during his life time only by the optionee.

                (e)  Mandatory Holding Period.  Shares purchased upon the exercise of options granted under this Plan may not be sold or transferred by the employee for one year following the exercise of the option, except by will or the laws of descent and distribution, or to joint ownership with the employee’s spouse, provided, however, that such restriction shall terminate upon a “change in control” of the Company.  This restriction is for the purpose of encouraging long term investment in the Company’s stock by employees and is not intended, and is not guaranteed, to preserve any tax benefit or treatment.

                For purposes hereof “change in control” shall mean any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Board at the date of adoption hereof by the Board and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

(f) Exercise of Option and Payment of Purchase Price.  An employee may exercise options only by (i) written notice of intent to exercise the option with respect to a specified number of shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash of the amount of the exercise price for the number of shares with respect to which the option is then being exercised.  Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company’s executive offices.

(g) No Rights as a Stockholder or Employee. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date payment for such shares is received and ownership is recorded in the employee’s name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 4 hereof.  In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee to continue service with the Company or any subsidiary or affiliate of the Company.

(h) Legend. The Company shall be entitled to note any restrictions on transfer, including any restrictions arising as a result of state or federal securities laws, in its transfer records, and to inscribe on each share certificate representing shares issued upon the exercise of options a legend noting such restrictions.

                (i)  Withholding. At the time an option is exercised, in whole or in part, or at the time some or all of Common Stock issued pursuant to the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that may arise upon exercise of the option or the disposition of the shares of common stock. At any time, the Company may, but shall not be obligated to, withhold from a participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including, any withholding required to make available to the Company any tax deductions attributed to the sale or early disposition of common stock by the participant.

(j) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision may in any way be in conflict with the terms of this Plan.

7.             Term of Plan

                The Plan shall continue in from the date of adoption by the Board of Directors until June 30, 2013, unless sooner terminated pursuant to Section 9.  No option may be granted under the Plan after June 30, 2013.

8.             Indemnification of Committee

In addition to such other rights of indemnification as they may have as directors, officers, or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or misconduct in performance of his duties.

9.             Amendment or Termination of the Plan

                The Board may, insofar as permitted by law, from time to time, with respect to any shares at anytime not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, including the adoption of payroll deduction procedures or providing for the grant of options on a basis as frequent as monthly, except that, without the approval of the stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, or permit granting of options under this Plan to persons other than employees of the Company or subsidiaries of the Company, or extend an option period beyond 12 months, or reduce the discounted stock price below 85% of the lesser of fair market value of the common stock as of the date of grant or the date of exercise of any option.  Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of employee stock purchase options as defined in §423 of the Code. No amendment, suspension or termination of the Plan shall, without the consent of any affected holder of an option, alter or impair any rights or obligations under any option granted prior to such amendment, suspension or termination.

10.          Application Of Funds

The proceeds received by the Company from the sale of common stock pursuant to options granted pursuant to this Plan will be used for general corporate purposes.

11.          Approval Of Stockholders; Consequence of Non-Approval

The Plan must be approved by the holders of a majority of the votes cast at a meeting of the Company’s shareholders at which a majority of shares are present, within twelve months after the date the Plan is adopted by the Board of Directors.  If approval is not obtained within such period, the Plan shall automatically be terminated, unless the Board of Directors specifically elects to continue the Plan as an employee stock purchase plan which is not qualified under §423.  Further, if such approval is not obtained, any employee who shall have exercised an option prior to such approval shall be treated as having received, as of the date of exercise, with respect to each share purchased, ordinary income in an amount equal to the difference between the exercise price and the fair market value of the share on the date of exercise.

REVOCABLE PROXY

VIRGINIA COMMERCE BANCORP, INC.

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE

The undersigned hereby makes, constitutes and appoints W. Douglas Fisher, David M. Guernsey and Arthur L. Walters, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Virginia Commerce Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held on April 30, 2008 and at any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS

	☐	FOR all nominees listed below (except as noted to the contrary below)

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Leonard Adler; Michael G. Anzilotti; Peter A. Converse; W. Douglas Fisher; David M. Guernsey; Robert H. L’Hommedieu; Norris E. Mitchell; and Arthur L. Walters

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	The proposal to amend the Employee Stock Purchase Plan:

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all of the nominees listed above and FOR the proposal to amend the Employee Stock Purchase Plan.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Please check box if you plan to attend the Annual Meeting. ☐

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	(Co-holder, if any, sign above)

Detach above card, sign, date and mail in postage paid envelope provided.
VIRGINIA COMMERCE BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.